SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

SUMMIT AMERICA TELEVISION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

SUMMIT AMERICA TELEVISION, INC.
400 Fifth Avenue South, Suite 203
Naples, Florida 34102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 2, 2003

     Notice is hereby given that the Annual Meeting (the “Meeting”) of Shareholders of Summit America Television, Inc. (hereinafter called the “Company”), will be held at the Nashville City Center, 511 Union Street, Suite 1600, Nashville, Tennessee, on June 2, 2003, at 2:00 p.m. Central Daylight Time, for the following purposes:

(1)	To consider and to vote upon the election of seven (7) directors to serve until the next annual meeting or until their successors are duly elected and qualified;

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time without notice, other than the announcement of the adjournment at the Annual Meeting or any adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such adjourned Meeting.

     The Board of Directors has fixed the close of business on April 22, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors

Charles W. Bone, Secretary

Naples, Florida April 30, 2003

YOUR REPRESENTATION AT THE MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

INFORMATION CONCERNING THE SOLICITATION
Date, Time and Place of Meeting
Record Date; Shares Outstanding Entitled to Vote
Voting and Revocation of Proxies
Quorum; Vote Required; Broker Non-votes
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Meetings and Committees of the Board
SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
REMUNERATION OF DIRECTORS AND OFFICERS
Summary Compensation
Option Grants in Last Fiscal Year
Option Exercises in Last Fiscal Years and Fiscal Year-End Option Values
Employment Agreements
Omnibus Stock Incentive Plan
1999 Employee Stock Option Plan
TRANSACTIONS WITH MANAGEMENT AND DIRECTORS
Compensation Committee Interlocks and Insider Participation
Transactions with Related Parties
REPORT ON EXECUTIVE COMPENSATION
Compensation Philosophy and Policies for Executive Officers
Base Salary
Annual Bonus
Long-Term Incentives
Chief Executive Compensation
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
Fees Paid to the Company’s Independent Auditors
SHAREHOLDER RETURN COMPARISONS
Compliance with Section 16(a) of the Exchange Act
PROPOSAL NO. 2 OTHER BUSINESS
OTHER INFORMATION
Interests of Company Affiliates
Proposals of Shareholders
Cost of Solicitation of Proxies
Annual Report

Information Concerning the Solicitation	1
Date, Time and Place of Meeting	1
Record Date; Shares Outstanding Entitled to Vote	1
Voting and Revocation of Proxies	1
Quorum; Vote Required; Broker Non-Votes	2
Security Ownership of Certain Beneficial Owners	2
Proposal No. 1 — Election of Directors	3
Director Nominees	3
Meetings and Committees of the Board	4
Security Ownership of Management and Directors	5
Remuneration of Directors and Officers	6
Summary Compensation	6
Option Grants in Last Fiscal Year	7
Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	7
Employment Agreements	8
Compensation of Directors	8
Omnibus Stock Incentive Plan	9
1999 Employee Stock Option Plan	10
Transactions with Management and Directors	10
Compensation Committee Interlocks and Insider Participation	10
Transactions with Related Parties	10
Report on Executive Compensation	11
Compensation Philosophy and Policies for Executive Officers	11
Base Salary	11
Annual Bonus	11
Long-Term Incentives	12
Chief Executive Compensation	12
Audit Committee Report	13
Independent Public Accountants	13
Fees Paid to the Company’s Independent Auditors	14
Shareholder Return Comparisons	14
Compliance with Section 16(a) of the Exchange Act	14
Proposal No. 2 — Other Business	15
Other Information	15
Interests of Company Affiliates	15
Proposals of Shareholders	15
Cost of Solicitation of Proxies	15
Annual Report	15

SUMMIT AMERICA TELEVISION, INC.
400 Fifth Avenue South, Suite 203
Naples, Florida 34102
786-206-0047

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING THE SOLICITATION

     The accompanying proxy is solicited by the Board of Directors of Summit America Television, Inc. (the “Company”), for use at the Annual Meeting of Shareholders to be held for the purposes described in this Proxy Statement, notice of which is attached hereto.

     This Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2002, have been mailed on or about April 30, 2003, to all shareholders of record on April 22, 2003.

     The purposes of the Annual Meeting are: [1] to consider and to vote upon the election of seven (7) directors; and [2] to consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Date, Time and Place of Meeting

     The Annual Meeting will be held on Monday, June 2, 2003, at 2:00 p.m. Central Daylight Time, at 511 Union Street, Suite 1600, Nashville, Tennessee.

Record Date; Shares Outstanding Entitled to Vote

     The Board of Directors has fixed the close of business on April 22, 2003 (the “Record Date”) as the record date for the Annual Meeting. The Company’s only class of securities entitled to vote is its Common Stock, $.0025 par value per share (“Common Stock”). On the Record Date, the Company had outstanding 42,394,097 shares of Common Stock. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Shareholders will be entitled to one vote for each share held, which vote may be given in person or by proxy authorized in writing.

Voting and Revocation of Proxies

     The proxy conferred by the proxy card accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting. Shareholders entitled to vote are requested to complete, date, and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to the Company. All proxies evidenced by proxy cards that are properly executed and returned, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy card, all shares represented by that proxy will be voted “FOR” the election of all director nominees.

     The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting attached hereto. The Board of Directors knows of no other matters that are to be brought to a vote at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

     A shareholder of record who signs and returns a proxy in the accompanying form may revoke that proxy at any time before the authority granted thereby is exercised (i) by attending the Annual Meeting and electing to vote in person, although attendance at the Annual Meeting, will not, by itself, revoke a proxy; (ii) by filing with the Secretary of the Company a written revocation bearing a date later than the proxy, or (iii) by duly executing and filing with the Secretary of the Company, prior to the vote at the Annual Meeting, a proxy relating to the same shares bearing a later date.

Quorum; Vote Required; Broker Non-votes

     Under the Tennessee Business Corporation Act (the “Act”) and the Company’s Bylaws, the presence, in person or by proxy, of a majority of the outstanding shares of the Company’s Common Stock is necessary to establish a quorum of the Company’s shareholders for the purpose of taking action at the Annual Meeting. For these purposes, shares which are present or represented by a proxy at the Annual Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.

     The directors standing for election must be elected by a plurality of the votes cast at the Annual Meeting. Any other action to be taken at the Annual Meeting must be approved by a majority of the votes cast. For these voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     None of the proposals will give any shareholder of the Company the right to dissent from such action, and to thereby obtain payment in cash of the fair value of that shareholder’s shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following information relates to the Common Stock of the Company beneficially owned, directly or indirectly, by all persons known by the Company to be the beneficial owners of more than five percent (5%) of the Common Stock, as of April 22, 2003. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner(1)	Ownership	Percent of Class

J.D. Clinton and SAH Holdings, Ltd.(2)	3,941,204	9.2%

(1)	In addition to shares over which the person has voting power or investment power, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options and warrants. Each beneficial owner’s percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.

(2)	Mr. Clinton’s address and the address of SAH Holdings, Ltd. (“SAH”), is 400 Fifth Avenue South, Suite 205, Naples, Florida 34102. SAH is a Florida limited partnership, and Gatehouse Equity Management Corporation, a Tennessee corporation (“GEM”), is its sole general partner. Mr. Clinton is chairman, a director and the sole shareholder of GEM. SAH currently owns 2,797,588 shares of Common Stock. Clinton Investments, Ltd., a Florida limited partnership of which GEM is the sole general partner, owns 835,285 shares of Common Stock. GEM owns 18,600 shares of Common Stock. Mr. Clinton individually holds options to purchase 221,250 shares of stock from the Company. Mr. Clinton’s wife owns, individually, 9,320 shares of Common Stock. Two trusts, the beneficiaries of which are members of Mr. Clinton’s immediate family, own 59,161 shares of Common Stock in the aggregate. All of the listed shares are assumed to be beneficially owned by Mr. Clinton.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     The Board of Directors proposes the election of the seven (7) nominees listed below to serve a one-year term or until their successors are duly elected and qualified. Unless contrary instructions are received, it is intended that the shares represented by the Proxy solicited by the Board of Directors will be voted in favor of the election as directors of all the nominees named below. If, for any reason, any of the nominees is not available for election, the persons named in the Proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will fail to be candidates at the meeting, and therefore does not at this time have any substitute nominee under consideration. The information relating to the seven (7) nominees set forth below has been furnished to the Company by the individuals named. All of the nominees are presently directors of the Company, with the exception of Caroline Beasley and J. Edward Pearson, who are not currently directors. The five remaining nominees were elected at the Company’s annual meeting held on November 29, 2001, along with Joseph I. Overholt and A.E. Jolley. Mr. Overholt and Mr. Jolley have advised the Board of Directors that they do not wish to stand for reelection.

     The Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting.

     The Board of Directors recommends that shareholders vote “FOR” the nominees listed below. Proxies, unless indicated to the contrary, will be voted “FOR” the listed nominees.

     J.D. Clinton, Director and Chairman of the Board. Mr. Clinton has been a Director and Chairman of the Board since 1993. Between May 7 and October 1, 2001, Mr. Clinton served as a member of the Office of the Chairman, which assumed responsibility for the management of the Company during the period in which it had no chief executive officer. Mr. Clinton is Chairman, President and Chief Executive Officer of Independent Southern Bancshares, Inc., Brownsville, Tennessee, a financial institutions holding company, and also serves as Chairman and a Director of INSOUTH Bank, Brownsville, Tennessee. Age 58.

     Frank A. Woods, Director. Mr. Woods has been a Director since 1993. Between May 7 and October 1, 2001, Mr. Woods served as a member of the Office of the Chairman, which assumed responsibility for the management of the Company during the period in which it had no chief executive officer. From October 1, 2001 through October 31, 2002, Mr. Woods served as Co-Chief Executive Officer of the Company. Since October 31, 2002, Mr. Woods has served as President of Shop At Home Network, LLC, which operates a television and internet home shopping network. From 1991 to 2000, Mr. Woods was Chairman of the Board and Director of MediaUSA L.L.C. (and its predecessor company, MediaOne), Nashville, Tennessee, a communications consulting and strategic planning firm. Mr. Woods has been a principal of The Woods Group in Nashville, Tennessee, a diversified merchant banking firm. Age 62.

     George R. Ditomassi, Director and President and Chief Executive Officer. Mr. Ditomassi has been a Director since May 7, 2001, and between May 7 and October 1, 2001, Mr. Ditomassi served as a member of the Office of the Chairman, which assumed responsibility for the management of the Company during the period in which it had no chief executive officer. From October 1, 2001 through October 31, 2002, Mr. Ditomassi served as Co-Chief Executive Officer of the Company, and since October 31, 2002, Mr. Ditomassi has served as President, Chief Executive Officer and Chief Financial Officer of the Company. Mr. Ditomassi was formerly Chairman of Milton Bradley Company, a manufacturer and marketer of toys and games. He has served as a Director of Milton Bradley Company since 1982 and was President between 1985 and 1990. Between 1990 and 1996, he was Chief Operating Officer of Games and International, Hasbro, Inc., a toy and game manufacturer and marketer, and he served as President of Hasbro International during 1996 and 1997. Age 68.

     Charles W. Bone, Director. Mr. Bone was elected to the Board on May 7, 2001, and between May 7 and October 1, 2001, Mr. Bone served as a member of the Office of the Chairman, which assumed responsibility for the management of the Company during the period in which it had no chief executive officer. He has practiced law since 1971, and is a currently a member of the law firm, Bone McAllester Norton PLLC, which he founded in 2002. Between 1994 and 2001, Mr. Bone was a partner in the law firm, Wyatt, Tarrant & Combs LLP. Age 56.

     Don C. Stansberry, Jr., Director. Mr. Stansberry was elected to the Board on November 29, 2001. Mr. Stansberry is President and a Director of Rose Hall Resorts, a company that is the general partner of Rose Hall Resorts, L.P. in Montego Bay, Jamaica. Rose Hall Resorts, L.P. owns The Ritz-Carlton Hotel at Rose Hall in Montego Bay, the development of which Mr. Stansberry coordinated with John W. Rollins & Associates. He also serves as a Director of

Rose Hall Developments, Ltd. and is President of Rollins Jamaica, Ltd. In addition, he is the Vice Chairman of Nashville Speedway, USA, which recently developed and opened a new superspeedway in Wilson County (Nashville), Tennessee. Prior to his affiliation with these development companies, he had practiced law since 1963, chiefly concentrating in products liability disputes and business litigation as a shareholder with Baker, Donelson, Bearman & Caldwell, PC, and as a partner in a predecessor firm, Baker, Worthington Crossley, Stansberry & Woolf. He is a Director Emeritus of the First National Bank of Oneida, Tennessee. Age 62.

     Caroline Beasley, Director Nominee. Ms. Beasley has served as the Vice President, Chief Financial Officer and Secretary of Beasley Broadcast Group, Inc. since 1994 and as a director of that company since 1983. She has served in various capacities at Beasley Broadcast Group, Inc. including business manager, assistant controller and corporate controller. Ms. Beasley is a member of the Broadcast and Cable Financial Management Association. She is also a director of Bank of Florida, N.A., in Naples, Florida. Age 40.

     J. Edward Pearson, Director Nominee. Mr. Pearson is a business consultant. From November 2001 until December 2002, when it merged with The Global Healthcare Exchange, Mr. Pearson was the Chief Executive Officer and during 2001, until his appointment as CEO, was the Chief Technology Officer of Medibuy, Inc., an internet based healthcare exchange and supply chain efficiency solutions provider. During 1999 to 2001, Mr. Pearson was the Chief Executive Officer of empactHealth.com, a predecessor of Medibuy. During 1997 to 1999, he was a consultant to the Vanderbilt University Medical Center Trauma Patient Care Center, where he provided chief financial officer duties; and he served as Chief Financial Officer of HIE, Inc., a systems and information integration solutions provider for the healthcare industry. Prior to 1997, Mr. Pearson was Chief Financial Officer and Executive Vice President of Criterion Health Strategies, a decision support and data warehousing solutions provider for the healthcare industry, and was Chief Financial Officer and Executive Vice President — Customer Operations of Inforum, Inc., a provider of strategic planning and decision support solutions for healthcare providers. Mr. Pearson is a certified public accountant (currently inactive) and worked for an accounting firm for a number of years. Age 40.

     The principal business activity of each of the above Directors has been as shown above during the past five years, except that in some cases the individual has been employed by a predecessor organization or has undertaken greater responsibilities with the same employer, a parent company, or a successor organization.

Meetings and Committees of the Board

     The Board of Directors has no standing nominating committee or compensation committee. All directors of the Company participate in executive compensation decisions. An administrative committee comprised of Mr. Clinton and Mr. Woods has administered the Company’s 1991 Omnibus Stock Incentive Plan. In addition, Mr. Bone was appointed by the Board on October 4, 2001, to be the Chairman of the Stock Option Committee, a separate administrative committee appointed by the Board to administer the Company’s 1999 Stock Option Plan, replacing Mr. Woods. Mr. Clinton is a member of this committee.

     The Audit Committee is comprised of three Directors appointed by the Board of Directors, who are currently Mr. Jolley, Mr. Overholt and Mr. Stansberry. During the fiscal year ended June 30, 2002, the Audit Committee held three (3) meetings, and during the six month fiscal period ended December 31, 2002, the Audit Committee held two (2) meetings. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors on March 30, 2000. The Audit Committee is authorized to recommend to the Board of Directors independent certified public accounting firms for selection as auditors to the Company; make recommendations to the Board of Directors on auditing matters; examine and make recommendations to the Board of Directors concerning the scope of audits; and review and approve the terms of transactions between or among the Company and related parties. Mr. Stansberry is the chairman of the Audit Committee. The formal reports of the Audit Committee for the fiscal year ending June 30, 2002, and for the six month fiscal period ended December 31, 2002, are set forth below under the heading “Audit Committee Report.”

     During the fiscal year ended June 30, 2002, the Board of Directors held nine (9) meetings. No incumbent director attended fewer than 75% of the Board meetings during the year. During the six month fiscal period ended December 31, 2002, the Board of Directors held five (5) meetings. No incumbent director attended fewer than 75% of the Board meetings during that period.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table presents the beneficial ownership of the Common Stock of the Company, as of April 22, 2003, by the Company’s directors, director nominees, the executive officers named in the Remuneration of Directors and Officers, and by all directors, director nominees and executive officers as a group.

	Amount and Nature of	Percent of
Name of Beneficial Owner(1)	Beneficial Ownership	Class

J.D. Clinton(2)	3,941,204	9.2%
A.E. Jolley(3)	633,592	1.5%
Joseph I. Overholt(4)	531,250	1.3%
Frank A. Woods(5)	810,000	1.9%
George R. Ditomassi(6)	695,167	1.6%
Charles W. Bone(7)	265,000	*
Don C. Stansberry, Jr.(8)	29,300	*
Caroline Beasley	0	0.0%
J. Edward Pearson	0	0.0%
Arthur D. Tek	175,000	*
Bennett S. Smith	0	0.0%
All Directors and executive officers as a group (11 persons)	7,080,513	15.9%

*	Less than 1.0%.

(1)	In addition to those shares over which the person has voting power or investment power, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options and warrants. Each beneficial owner’s percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.

(2)	See Notes in preceding section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.”

(3)	Includes options to purchase 102,500 shares.

(4)	Includes options to purchase 96,250 shares.

(5)	Includes options to purchase 805,000 shares.

(6)	Includes options to purchase 688,167 shares.

(7)	Includes options to purchase 182,500 shares.

(8)	Includes options to purchase 20,000 shares.

REMUNERATION OF DIRECTORS AND OFFICERS

Summary Compensation

     The following table sets forth the compensation paid or accrued by the Company during the year ended December 31, 2002 and during the fiscal years ended June 30, 2002 and June 30, 2001, to those persons who served as the Company’s CEO during the year ended December 31, 2002 and were the Company’s most highly compensated executive officers (other than the CEO) serving as of the December 31, 2002 with compensation exceeding $100,000 or who would have been among the most highly compensated executive officers except for the fact that such persons were not serving as of the end of that year (collectively, the “Named Executive Officers”).

Summary Compensation Table

						Long Terms
						Compensation
		Annual Compensation
						Securities
Name and	Fiscal Year	Salary		Bonus	Other Annual	Underlying Options	All Other
Principal Position	Ended(1)	$		$	Compensation $	(#)(2)	Compensation $

George R. Ditomassi,	12/31/2002	200,000		—	—	350,000	—
President & CEO(3)	6/30/2002	142,308		25,000	—	750,000	—
	6/30/2001	—	(10)	—	—	87,500	—
Frank A. Woods,	12/31/2002	176,923		—	—	250,000	223,077	(7)
Co-Chief Executive	6/30/2002	142,308		—	—	750,000	—
Officer(4)	6/30/2001	—	(10)	—	—	96,250	—
Arthur D. Tek	12/31/2002	167,513		—	—	—	152,548	(7)
Executive Vice	6/30/2002	182,100		—	—	—	—
President & CFO(5)	6/30/2001	175,329		75,000	—	150,000	—
Bennett S. Smith	12/31/2002	154,808		—	—	150,000	271,875	(8)
Executive Vice	6/30/2002	98,942		—	—	150,000	15,000	(9)
President(6)	6/30/2001	—		—	—	—	—

(1)	The Company elected to change its fiscal year end from June 30 to December 31, effective December 31, 2002. Accordingly compensation for the last three fiscal years consists of the fiscal year ended December 31, 2002, as well as the fiscal years ended June 30, 2002 and June 30, 2001.

(2)	All numbers represent options to purchase Common Stock of the Company

(3)	Mr. Ditomassi was elected as President, CEO and CFO of the Company effective November 1, 2002. From October 1, 2001 through October 31, 2002, Mr. Ditomassi served as the Company’s Co-Chief Executive Officer. Prior to those dates, he was a member of the four person Office of the Chair of the Company from May 7, 2001 through September 30, 2001.

(4)	Mr. Woods’ position as Co-Chief Executive Officer was terminated on October 31, 2002. . From October 1, 2001 through October 31, 2002, Mr. Woods served as the Company’s Co-Chief Executive Officer. Prior to those dates, he was a member of the four person Office of the Chair of the Company from May 7, 2001 through September 30, 2001.

(5)	Mr. Tek’s position as Executive Vice President and CFO of the Company was terminated on October 31, 2002.

(6)	Mr. Smith’s position as Executive Vice President of the Company was terminated on October 31, 2002.

(7)	Severance payments made upon the termination of the employment of these persons on October 31, 2002, pursuant to the provisions of each person’s employment agreement.

(8)	Severance payment of $195,192 made upon the termination of Mr. Smith’s employment persons on October 31, 2002, pursuant to the provisions of his employment agreement, and reimbursement of moving expenses of $76,682.

(9)	Moving expenses.

(10)	Mr. Ditomassi and Mr. Woods received compensation during the fiscal year ending June 30, 2001, only as directors. See “Compensation of Directors” herein.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning stock option grants to any Named Executive Officer who was granted a stock option during the Company’s fiscal year ended June 30, 2002 and during the six month fiscal period ended December 31, 2001.

Options Grants in Last Fiscal Years

	Individual Grants
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates of
	Securities	Options/SARs	Exercise		Stock Price Appreciation
	Underlying	Granted to	Or Base		for Option Term
	Options/SARs	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($/sh)	Date	5%($)	10%($)

For Fiscal Year Ended June 30, 2002
George R. Ditomassi	117,000		2.00	10/4/06	64,650	142,859
	117,000		2.00	10/4/07	79,582	180,545
	116,000		2.00	10/4/08	94,447	220,102
	150,000		2.90	11/29/11	273,569	693,278
	250,000		2.60	3/20/12	408,782	1,035,933

Total	750,000	34.9%			921,030	2,272,717
Frank A. Woods	117,000		2.00	10/4/06	64,650	142,859
	117,000		2.00	10/4/07	79,582	180,545
	116,000		2.00	10/4/08	94,447	220,102
	150,000		2.90	11/29/11	273,569	693,278
	250,000		2.60	3/20/12	408,782	1,035,933

Total	750,000	34.9%			921,030	2,272,717
For Six Month Period Ended December 31, 2002
George R. Ditomassi	100,000	27.6%	2.68	10/29/07	74,043	163,617

Option Exercises in Last Fiscal Years and Fiscal Year-End Option Values

     The following table sets forth certain information with respect to options exercised by any Named Executive Officer during the six month period ended December 31, 2002 and the fiscal year ended June 30, 2002 of the Company, and with respect to unexercised options to purchase shares of the Common Stock held by such officers as of the end of each fiscal year.

Aggregate Option Exercises In Last Fiscal Years
And Fiscal Year End Option Value

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs
For Fiscal Year			June 30, 2002	At June 30, 2002
Ended June 30, 2002	Shares Acquired on	Value Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)	Unexercisable(1)	Unexercisable

Arthur D. Tek	20,000	33,376	128,000/192,000	—/—

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
For Six Month			Options/SARs at	Options/SARs
Period Ended			December 31, 2002	At December 31,
December 31, 2002	Shares Acquired	Value Realized	Exercisable/	2002 Exercisable/
Name	on Exercise (#)	($)	Unexercisable(2)	Unexercisable

Frank A. Woods	56,250	66,059	805,000/—	$268,750/—
Arthur D. Tek	80,000	73,504	—/—	—/—

(1)	Based on the closing market price of the stock on June 28, 2002, the last trading date of the fiscal year ending June 30, 2002.

(2)	Based on the closing market price of the stock on December 31, 2002, the last trading date of the 2002 calendar year.

Employment Agreements

     George R. Ditomassi. The Company entered into an employment agreement with Mr. Ditomassi dated as of October 1, 2001, which agreement was replaced with a new agreement dated March 20, 2002. The agreement is for a term of two years, and is thereafter automatically extended for one year terms unless either party terminates the agreement at least 30 days prior to its expiration date. Mr. Ditomassi received a signing bonus of $25,000 and receives a base salary of $200,000 per year, and will be entitled to certain bonus compensation based upon the performance of the Company. For the fiscal year ending June 30, 2002, Mr. Ditomassi was entitled to a $100,000 bonus if the Company had positive EBITDA for the year (operating income plus depreciation and amortization), and was also entitled to 3.5% of the amount of positive EBITDA. The Company failed to achieve positive EBITDA for that period and no bonus was paid. For future years, Mr. Ditomassi will receive an annual bonus of 5.0% of the increase in EBITDA (provided that if EBITDA declines, bonuses are thereafter paid only to the extent it exceeds the previous highest EBITDA amount). Mr. Ditomassi was granted options to purchase 350,000 shares of the Company’s Common Stock at $2.00 (the market price on the grant date of October 4, 2001), and he also received options to purchase an additional 150,000 shares of Common Stock on November 29, 2001, at $2.90 per share. On March 20, 2002, Mr. Ditomassi was granted options to purchase 250,000 shares at $2.60 (the market price on the grant date). One-third of the shares covered by all these options vested on the date of grant, with one-third vesting on the first anniversary of the grant and one-third on the second anniversary. The Company may terminate the employment of Mr. Ditomassi with or without cause. If the employment of Mr. Ditomassi is terminated without cause, the Company has agreed to pay Mr. Ditomassi twice his annual base salary plus any “earned bonus.” The agreement defines “earned bonus” as equal to the full bonus (as calculated on the applicable bonus formula) if the employee works for one-half or more of the Company’s fiscal year, and as equal to one-half the full bonus (as calculated on the applicable bonus formula) if the employee works less than one-half of the Company’s fiscal year. In addition, options granted to that person will vest in an amount so that the employee will receive a pro rata portion of all options equal to his months of service compared to the term of the agreement. The employee will have one year to exercise such options. If the employment of Mr. Ditomassi is terminated within one year after a change of control of the Company, including the employee’s resignation but excluding termination for cause, all unvested options will vest, and he will have five years to exercise the options. In addition, Mr. Ditomassi will receive twice his yearly base salary plus his “earned bonus” for the year. Mr. Ditomassi has also agreed not to compete with the Company for a period of two years after the termination of the employment agreement.

Compensation of Directors

     Beginning in 1998, the Company paid each director $500 for each meeting attended ($100 if attendance is by telephone), along with the director’s expenses associated with attending the meeting. Effective December 2, 1998, the amount paid to Directors was increased to $1,000 for each meeting attended ($500 if attendance is by telephone). Effective January 1, 1998, the Company also granted to each director an option to purchase 5,000 shares of the Company’s Common Stock at an exercise price of $3.75, the market price on the date issued. Effective December 2, 1998 the Company also granted to each director for their services in fiscal year 1999 an option to purchase 10,000 shares of the Company’s Common Stock at an exercise price of $6.969, the market price on the date granted. On November 17, 2000, in addition to the setting the same compensation for attendance at Board meetings, the Company provided that the Directors would also be entitled to one half of the fees paid for Board Meetings for committee meetings. On November 29, 2001, the Board adopted the current compensation structure for directors which includes the following: (1) an annual retainer of $10,000 payable quarterly; (2) $1,000 per board meeting attended in person and $500 by telephone; and (3) $500 for each board committee meeting attended in person and $250 if by telephone. The Chairman of the Board receives compensation equal to twice the amount paid to other directors. In addition, on October 29, 2002, the Board voted to make an additional annual payment of $60,000 to Mr. Clinton and to Mr. Bone in recognition of their additional management responsibilities after that date as members of the Executive Committee of the Board. In addition, both Mr. Clinton and Mr. Bone were granted options to purchase 100,000 shares of stock at the fair market value on that date ($2.90).

     During the fiscal year ended June 30, 2002, and the six month fiscal period ending December 31, 2002, the following options were granted to the directors of the Company:

	No. of Shares	Option Exercise
Director	Underlying Options	Price	Date Granted

J.D. Clinton	100,000	2.68	10/29/02
	40,000	2.90	11/29/01
A.E. Jolley	20,000	2.90	11/29/01
Dan C. Stansberry Jr.	20,000	2.90	11/29/01
Frank A. Woods	350,000*	2.00	10/4/01
	150,000*	2.90	11/29/01
	250,000*	2.60	3/20/02
Charles W. Bone	100,000	2.68	10/29/02
	20,000	2.90	11/29/01
George R. Ditomassi	100,000	2.68	10/29/02
	350,000*	2.00	10/4/01
	250,000*	2.60	3/20/02
	150,000*	2.90	11/29/01

*     Granted in connection with the employment of these persons as Co-Chief Executive Officers.

Omnibus Stock Incentive Plan

     The Company’s Omnibus Stock Incentive Plan (the “Plan”) was adopted by the Company’s Board of Directors on October 15, 1991, and approved by the Company’s shareholders at the 1991 annual meeting of shareholders. The Plan was amended at the 1996 annual meeting of shareholders to make certain technical changes. The ability to make grants under this Plan terminated on October 15, 2001.

     A special administrative committee of the Board of Directors was appointed to administer the plan. All employees of the Company were eligible to receive stock options and/or stock appreciation rights under the plan. Options granted under the Plan can be either incentive stock options or nonqualified stock options. Incentive stock options to purchase Common Stock may be granted at not less than 100% of fair market value of the Common Stock on the date of the grant.

     No option that is an incentive stock option nor any corresponding SAR related to such option shall be exercisable after the expiration of ten (10) years from the date such option or SAR was granted or after the expiration of five (5) years in the case of any such option or SAR that was granted to a 10% shareholder.

     The Plan provided that a maximum of 1,500,000 shares of Common Stock could be issued under the Plan. As of April 30, 2003, stock options for 46,000 shares of Common Stock had been granted under the Plan and were outstanding and unexercised. A total of 671,400 shares of Common Stock of the Company had been previously exercised. The Company has never issued any SARs.

1999 Employee Stock Option Plan

     The Company’s 1999 Employee Stock Option Plan (the “1999 Plan”) was adopted by the Company’s Board of Directors on July 21, 1999, and approved by the Company’s shareholders on March 30, 2000. The Plan was amended at the 2001 annual meeting of shareholders to increase the number of shares for which may be issued under the 1999 Plan and to make certain technical changes.

     A special administrative committee of the Board of Directors has been appointed to administer the plan. All employees of the Company are eligible to receive stock options and/or stock appreciation rights under the plan. Options granted under the Plan can be either incentive stock options or nonqualified stock options. Incentive stock options to purchase Common Stock may be granted at not less than 100% of fair market value of the Common Stock on the date of the grant.

     No option that is an incentive stock option nor any corresponding SAR related to such option shall be exercisable after the expiration of ten (10) years from the date such option or SAR was granted or after the expiration of five (5) years in the case of any such option or SAR that was granted to a 10% shareholder.

     The Plan provides that a maximum of 6,000,000 shares of Common Stock could be issued under the 1999 Plan. As of April 30, 2003, stock options for 2,474,500 shares of Common Stock had been granted under the 1999 Plan and were outstanding and unexercised. A total of 538,100 shares of Common Stock of the Company had been previously exercised. The Company has never issued any SARs.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

Compensation Committee Interlocks and Insider Participation

     The Board of Directors of the Company does not have a standing compensation committee. All directors of the Company participate in executive compensation decisions.

Transactions with Related Parties

     On September 1, 1999, the Company entered into a lease agreement with INSOUTH Bank under which the Company leased approximately 9,244 square feet of office space in a commercial building which is adjacent to the main offices of the Company in Nashville. The lease is for a term of five (5) years, with renewal options, at a lease rate that was determined by the Company to be comparable to the lease rates for comparable space in the area. Mr. Clinton, a Director and Chairman of the Board of the Company, is the controlling shareholder of INSOUTH Bank. Effective November 1, 2002, the lease obligations have been assumed by Shop At Home Network, LLC, in which the Company holds a 30% interest.

     In November 2002, the Company entered into a lease for office space in Naples, Florida, from an affiliate of Mr. Clinton.

     On June 30, 2001, Mr. Clinton exercised warrants to purchase 1,545,066 shares of common stock through an affiliated entity, SAH Holdings, Ltd., for a total purchase price of $2,565,000 and exercised warrants to purchase 542,500 shares of common stock through another affiliated entity, Clinton Investments, Ltd., for a total purchase price of $900,000. Charles Bone, on the same date, exercised warrants to purchase 82,500 shares of common stock through an affiliated entity, Caleb Investments, LP, for a total purchase price of $137,000. The Company loaned these entities the funds to make this purchase and each of these entities executed a non-recourse promissory note to the issuer payable in full on June 30, 2004. The notes carry interest at the prime rate, also payable at maturity. The loans are non-recourse to the entities but are collateralized by the underlying shares purchased. On December 31, 2002, Mr. Bone paid in full to the Company the outstanding balance of his loan.

     In May 2001, Mr. Bone was elected to the Board of Directors. Mr. Bone is a member of the law firm of Bone McAllester Norton PLLC, which has provided the Company’s principal legal representation since the firm’s inception on January 1, 2002. For the fiscal year ended June 30, 2002, legal fees of $87,930 were paid to that firm and legal fees of $524,599 were paid to that firm during the six months ended December 31, 2002. During the period of July through November 2001, Mr. Bone was a member of the law firm of Wyatt Tarrant & Combs, LLP, which firm also represented the Company.

REPORT ON EXECUTIVE COMPENSATION

     The Company’s Board of Directors makes decisions on compensation of the Company’s executives. Each member of the Board, except for George R. Ditomassi, is a non-employee director. It is the responsibility of the Board to assure that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively service the interests of the Company and its shareholders. Set forth below is the report of the Board of Directors with respect to executive compensation.

Compensation Philosophy and Policies for Executive Officers

     The Company believes that the most effective executive compensation program aligns the interests of the Company’s executives with the interests of its shareholders. The Company’s primary corporate mission is to achieve positive cash flow and profitability on a consistent basis, thereby enhancing long-term shareholder value. In pursuit of that mission, the Board seeks to maintain a strong positive nexus between this mission and its compensation and benefit goals.

     The Company’s executive compensation program exemplifies the Board’s commitment to that nexus. The Company relies upon compensation methods for its executive officers that emphasize overall Company performance.

     The Company’s executive compensation program supports the Company’s mission by:

•	Directly aligning the interests of executive officers with the long-term interests of the Company’s shareholders by making Company stock appreciation over the long term the cornerstone of executive compensation through awards that can result in the ownership of substantial amounts of the Company’s Common Stock.

•	Providing compensation opportunities that create an environment that attracts and retains talented executives on a long-term basis.

•	Emphasizing pay for performance by having a meaningful portion of executive compensation “at risk.”

     At present, the Company’s executive compensation program is comprised of three primary components: base salary, annual cash incentive (bonus) and long-term incentive opportunity in the form of stock options. Two of the three components of the Company’s executive compensation plan-bonus and stock options-directly relate to overall performance by the Company.

Base Salary

     The base salary of the Company’s Chief Executive Officer is governed by an employment agreement with the Company. The Board has determined that in order to attract individuals with knowledge and experience necessary to implement the Company’s mission, the Company needed to provide these individuals with a certain level of compensation. The Board also determined to place a greater portion of the compensation package in performance-based compensation (i.e., performance bonus and stock options), thereby providing an incentive for outstanding performance. The Board believes that the employment agreements with senior management contain an appropriate mix of guaranteed and performance-based compensation.

     The Company has an employment agreement with its Chief Executive Officer. All other officer salaries are evaluated on an annual basis. In determining appropriate salary levels and salary increases, the Board considers achievement of the Company’s mission, level of responsibility, individual performance, internal equity and external pay practices. In this regard, the Board attempts to set base salaries of all executive officers at fair rates of compensation.

Annual Bonus

     The Board believes that annual bonuses to executive officers encourage management to focus attention on key operational goals of the Company, and corporate and business earnings are the main performance measure for awards of bonuses. In that regard, the agreement with the Company’s Chief Executive Officers provides an annual bonus tied to the achievement and maintenance of positive cash flow. With respect to the other officers of the Company, the Board does not have a formal annual incentive plan. Instead, the Board has elected to review the corporate and business performance of the Company on a periodic basis, and make awards to officers if appropriate. In determining appropriate annual bonuses, the Board considers achievement of the Company’s mission, level of responsibility, individual performance, internal equity, and external pay practices.

Long-Term Incentives

     The Company’s only current long-term incentive compensation is stock options that are directly related to improvement in long-term shareholder value. The Board believes that stock option grants provide an incentive to executive officers that focuses each officer’s attention on managing the Company from the perspective of an owner with an equity stake in the business. In addition, the Board believes that stock option grants provide the Company with a mechanism for recruiting individuals by providing an opportunity for those officers to profit from the results of their contributions to the Company. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and, ultimately, the Company’s shareholders.

     The options granted to executive officers provide the right to purchase shares of Common Stock usually at the fair market value on the date of grant. Typically, each stock option becomes vested and exercisable over a period of time, generally five years. The number of shares covered by each grant reflects the Board’s assessment of the executive’s level of responsibility, and his or her past and anticipated contributions to the Company. The size of option grants to individual executives is designed to reflect the impact the individual has on decisions that affect the overall success of the Company.

     In the fiscal year ended June 30, 2001, the Company awarded executive officers options to purchase up to 450,000 shares of Common Stock. In the fiscal year ended June 30, 2002, the Company has awarded its executive officers options to purchase up to 1,825,000 shares of Common Stock. In the six month period ended December 31, 2002, the Company has awarded its executive officers options to purchase up to 140,000 shares of Common Stock

Chief Executive Compensation

     The regulations of the SEC require the Board to disclose the basis for the compensation of the Company’s Chief Executive Officer relative to the Company’s performance.

     The Company entered into an employment agreement with Mr. Ditomassi dated as of October 1, 2001, which agreement was replaced with a new agreement dated March 20, 2002. The agreement is for a term of two years, and is thereafter automatically extended for one year terms unless either party terminates the agreement at least 30 days prior to its expiration date. Mr. Ditomassi received a signing bonus of $25,000 and receives a base salary of $200,000 per year, and will be entitled to certain bonus compensation based upon the performance of the Company. For the fiscal year ending June 30, 2002, Mr. Ditomassi was entitled to a $100,000 bonus if the Company had positive EBITDA for the year (operating income plus depreciation and amortization), and was also entitled to 3.5% of the amount of positive EBITDA. The Company failed to achieve positive EBITDA for that period and no bonus was paid. For future years, Mr. Ditomassi will receive an annual bonus of 5.0% of the increase in EBITDA (provided that if EBITDA declines, bonuses are thereafter paid only to the extent it exceeds the previous highest EBITDA amount). Mr. Ditomassi was granted options to purchase 350,000 shares of the Company’s Common Stock at $2.00 (the market price on the grant date of October 4, 2001), and he also received options to purchase an additional 150,000 shares of Common Stock on November 29, 2001, at $2.90 per share. On March 20, 2002, Mr. Ditomassi was granted options to purchase 250,000 shares at $2.60 (the market price on the grant date). One-third of the shares covered by all these options vested on the date of grant, with one-third vesting on the first anniversary of the grant and one-third on the second anniversary. The Company may terminate the employment of Mr. Ditomassi with or without cause. If the employment of Mr. Ditomassi is terminated without cause, the Company has agreed to pay Mr. Ditomassi twice his yearly base salary plus any “earned bonus.” The agreement defines “earned bonus” as equal to the full bonus (as calculated on the applicable bonus formula) if the employee works for one-half or more of the Company’s fiscal year, and as equal to one-half the full bonus (as calculated on the applicable bonus formula) if the employee works less than one-half of the Company’s fiscal year. In addition, options granted to that person will vest in an amount so that the employee will receive a pro rata portion of all options equal to his months of service compared to the term of the agreement. The employee will have one year to exercise such options. If the employment of Mr. Ditomassi is terminated within one year after a change of control of the Company, including the employee’s resignation but excluding termination for cause, all unvested options will vest, and he will have five years to exercise the options. In addition, Mr. Ditomassi will receive twice his annual base salary plus his “earned bonus” for the year. Mr. Ditomassi has also agreed not to compete with the Company for a period of two years after the termination of the employment agreement.

THE FOREGOING REPORT IS SUBMITTED BY ALL MEMBERS OF THE COMPANY’S BOARD OF DIRECTORS WHO ARE THE FOLLOWING:

Charles W. Bone	George R. Ditomassi
J.D. Clinton	A.E. Jolley
Don C. Stansberry Jr.	Frank A. Woods
Joseph I. Overholt

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three (3) independent directors and operates under a written charter, adopted on March 30, 2001. The Committee recommends to the Board of Directors the selection of the Company’s independent auditors.

     In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the Company for the fiscal year ending June 30, 2002 and the six month fiscal period ending December 31, 2002 with the Company’s management and Deloitte & Touche LLP, the Company’s independent auditors.

     The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Deloitte & Touche its independence from the Company and its management.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal period year ended December 31, 2002, be included in the Company’s Annual Report on Form 10-K for the six month period ended December 31, 2002, for filing with the Securities and Exchange Commission.

     THE FOREGOING REPORT IS SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

Don C. Stansberry Jr., Chairman
A.E. Jolley
Joseph I. Overholt

INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP were the principal accountants for the Company for the fiscal year ended June 30, 2002 and for the six month fiscal period ended December 31, 2002. Principal accountants for the fiscal year ending December 31, 2003, have not been engaged. PricewaterhouseCoopers LLP were the principal accountants for the Company for the fiscal year ended June 30, 2000. The change in accountants was made due to the decision by PricewaterhouseCoopers LLP to close its offices in Nashville, Tennessee.

     The report of PricewaterhouseCoopers LLP for the years ended June 30, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended June 30, 2001 and 2000, and during the period from June 30, 2001 to October 24, 2001 (when Deloitte & Touche was engaged), there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     Representatives of PricewaterhouseCoopers LLP, are not expected to be present at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to the Company’s Independent Auditors

     Audit Fees. Deloitte & Touche billed the Company $288,010 in aggregate fees for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ending June 30, 2002 and for the fiscal period ending December 31, 2002, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

     All Other Fees. The aggregate of all other fees billed for professional services rendered during the fiscal year ended June 30, 2002 and during the six month fiscal period ended December 31, 2002 by Deloitte & Touche was $246,816, in addition to the audit fees. The services rendered for these fees include bond offerings, investment transactions, consultations and tax services.

     Financial Information Systems Design and Implementation Fees. Deloitte & Touche did not bill the Company any fees for professional services associated with the design and implementation of the Company’s financial information systems for the fiscal year ended June 30, 2002 or the six month fiscal period ended December 31, 2002.

     The Audit Committee of the Company’s Board of Directors has considered whether the non-audit services rendered by the Company’s independent auditors with respect to the foregoing fees are compatible with maintaining the principal accountant’s independence.

SHAREHOLDER RETURN COMPARISONS

     The following line-graph compares the cumulative shareholder returns for the Company over the past five (5) years with a broad market equity index and a published industry or line-of-business index. For these purposes, the Company has chosen the Nasdaq Market Index and a Peer Group Index composed of a combination of those industries classified as “Media — Broadcasting — TV” and “Retail — Catalog & Mail Order Houses” by Media General Financial Services, Inc. The chart below uses as a beginning price the average of the high and low bid of the Company’s Stock on June 30, 1997 (the last trading day prior to fiscal year 1998), and assumes $100 invested on that date.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG SUMMIT AMERICA TELEVISION, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

	FISCAL YEAR ENDING

	12/31/1997	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/21/2002

Summit America Television	100.00	200.00	269.49	33.06	74.03	72.41
Customer Selected Stock List	100.00	78.36	130.90	88.54	94.92	72.03
NASDAQ Market Index	100.00	141.04	248.76	156.35	124.64	86.94

ASSUMES $100 INVESTED ON DEC. 31, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

Compliance with Section 16(a) of the Exchange Act

     Officers, directors and certain shareholders of companies which have equity securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Securities Exchange Act”), must file certain periodic reports (identified as Forms 3, 4 and 5) with respect to their stock ownership of the company, and certain changes therein. Based solely upon a review of the Forms 3 and 4 and amendments thereto furnished to the Company during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to the most recent fiscal year, no director, officer, or shareholder beneficially owning more than 10% of any class of equity securities failed on a timely basis to file reports required by Section 16(a) of the Exchange Act.

PROPOSAL NO. 2
OTHER BUSINESS

     The Board of Directors of the Company currently is unaware of any proposal to be presented at the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. Should any other proposal properly come before the Annual Meeting, the persons named in the enclosed proxy will vote on each such proposal in accordance with their discretion.

OTHER INFORMATION

Interests of Company Affiliates

     None of the Company’s directors, executive officers or principal shareholders, including any of their affiliates has any interest in the matters to be acted upon at the Annual Meeting, other than the specific matters described herein.

Proposals of Shareholders

     Shareholders intending to submit proposals for presentation at the 2004 annual meeting of Shareholders of the Company for inclusion in the proxy statement and form of proxy relating to that meeting should forward those proposals to Charles W. Bone, Secretary, Summit America Television, Nashville City Center, Suite 1600, 511 Union Street, Nashville, Tennessee 37219. Proposals must be in writing and must be received by the Company by December 31, 2003. Proposals should be sent to the Company by certified mail, return receipt requested.

Cost of Solicitation of Proxies

     The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this Proxy Statement, will be borne by the Company. That solicitation will be made by mail, and also may be made by the Company’s regular officers or employees, personally or by telephone or by facsimile transmission. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

Annual Report

     The Company’s 2002 Annual Report on Form 10-K accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

SHOP AT HOME, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SUMMIT
AMERICA TELEVISION, INC.
IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 2, 2003.

     The undersigned shareholder of Summit America Television, Inc., a Tennessee corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 2003, and hereby appoints each of Don C. Stansberry, Jr. and Charles W. Bone, as proxy, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Summit America Television, Inc. to be held at the Nashville City Center, 511 Union Street, Suite 1600, Nashville, Tennessee, on June 2, 2003, at 2:00 p.m., Central Daylight Time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(1)	ELECTION OF DIRECTORS:

☐	FOR all the following nominees (except as indicated to the contrary below):

Charles W. Bone, J.D. Clinton, George R. Ditomassi, Don C. Stansberry Jr., Frank A. Woods, Caroline Beasley and
J. Edward Pearson (to serve until the next annual meeting or until their successors are duly elected and qualified)

☐	AGAINST the following nominee(s) (please print name(s)):

☐	WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominees (please print name):

☐	AGAINST all nominees.

☐	WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.

(2)	In their discretion, to transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

☐    FOR          ☐   AGAINST          ☐    WITHHOLD AUTHORITY (ABSTAIN)

(Please date and sign this proxy on the reverse side.)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Date	, 2003.	PLEASE SIGN HERE AND RETURN PROMPTLY

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

IF you have changed your address, please PRINT your new address on this line.